EXHIBIT 10.2

GUARANTEE AND PLEDGE AGREEMENT

dated as of

November 10, 2010,

among

CB RICHARD ELLIS SERVICES, INC.,

CB RICHARD ELLIS GROUP, INC.,

the Subsidiaries of CB RICHARD ELLIS SERVICES, INC.,

from time to time party hereto

and

CREDIT SUISSE AG,

as Collateral Agent

TABLE OF CONTENTS

		Page

	ARTICLE I

	Definitions

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	2

	ARTICLE II

	Guarantee

SECTION 2.01.	Guarantee	4
SECTION 2.02.	Guarantee of Payment	6
SECTION 2.03.	No Limitations, etc	6
SECTION 2.04.	Reinstatement	7
SECTION 2.05.	Agreement To Pay; Subrogation	7
SECTION 2.06.	Information	7

	ARTICLE III

	Pledge of Securities

SECTION 3.01.	Pledge	8
SECTION 3.02.	Delivery of the Collateral	8
SECTION 3.03.	Representations, Warranties and Covenants	9
SECTION 3.04.	Limited Liability Company Interests and Limited Partnership Interests	10
SECTION 3.05.	Registration in Nominee Name; Denominations	10
SECTION 3.06.	Voting Rights; Dividends and Interest, etc	10

i

ii

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate

iii

GUARANTEE AND PLEDGE AGREEMENT dated as of November 10, 2010 (this “Agreement”), among CB RICHARD ELLIS SERVICES, INC., a Delaware corporation (the “U.S. Borrower”), CB RICHARD ELLIS GROUP, INC., a Delaware corporation (“Holdings”), the Subsidiaries of the U.S. Borrower from time to time party hereto and CREDIT SUISSE AG (“Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of November 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, CB Richard Ellis Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CB Richard Ellis Limited, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CB Richard Ellis Pty Ltd, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CB Richard Ellis Limited, a company organized under the laws of New Zealand (the “New Zealand Borrower”), Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

The Lenders and the Issuing Bank (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrowers, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Bank to extend credit to the Borrowers are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Guarantors are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Bank to extend such credit.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms.     As used in this Agreement, the following terms have the meanings specified below:

“Borrowers” means, collectively, the U.S. Borrower, the Australian Borrower, the Canadian Borrower, the New Zealand Borrower and the U.K. Borrower and any other wholly owned Subsidiary of the U.S. Borrower that becomes a party to the Credit Agreement as a Borrower pursuant to Section 9.18 of the Credit Agreement.

“Cash Management Services” means treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services or similar transactions) provided to any Loan Party.

“Collateral” has the meaning assigned to such term in Section 3.01.

“Domestic Obligations” means all the Obligations that are obligations of Holdings, the U.S. Borrower or any other Domestic Subsidiary.

“Excluded Equity Interests” means (a) any Equity Interest in any Immaterial Subsidiary, (b) any Equity Interest in any Investment Subsidiary other than CB Richard Ellis Investors, L.L.C. and CB Richard Ellis Investors, Inc., and (c) any Equity Interests in any person other than a wholly-owned Subsidiary where the assignment or pledge thereof, or grant of a security interest therein, requires, pursuant to the organizational documents of such person or any related joint venture, shareholder or like agreement binding on any shareholder, partner or member of such person, the consent of any shareholder, partner or member of such person that is not an Affiliate of Holdings.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.

“Foreign Guarantor” means each Subsidiary Guarantor that is a Foreign Subsidiary.

“Foreign Obligations” means all the Obligations that are obligations of any Foreign Subsidiary.

“Grantors” means Holdings, the U.S. Borrower and the Subsidiary Guarantors (other than Melody and any Subsidiary Guarantor that is a Foreign Guarantor or an Investment Subsidiary).

“Guarantors” means Holdings, the Subsidiary Guarantors and, to the extent the U.S. Borrower is not otherwise liable with respect to any Obligations, the U.S. Borrower.

“Liabilities” has the meaning assigned to such term in Section 2.01.

“Loan Document Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon

2

one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of any Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Luxco” means CBRE Global Holdings SARL, an indirect wholly owned Subsidiary of the U.S. Borrower.

“Luxco Non-subsidiary Secured Obligor” has the meaning assigned to such term in Section 2.01.

“Luxembourg Law of 2002” has the meaning assigned to such term in Section 2.01.

“Maximum Amount” has the meaning assigned to such term in Section 2.01.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into and (c) the Secured Cash Management Services Obligations.

“Perfection Certificate” means a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of Holdings.

“Pledged Securities” means any stock certificates or other certificated securities now or hereafter included in the Collateral, including all certificates, instruments or other documents representing or evidencing any Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Secured Cash Management Services Obligations” means the due and punctual payment of any and all obligations of the Loan Parties in connection with Cash Management Services that are (a) owed on the Closing Date to a person that is the Administrative Agent or a

3

Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) owed to a person that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such obligations are incurred.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, (g) each person to whom any Secured Cash Management Services Obligations are owed and (h) the successors and assigns of each of the foregoing.

“Significant Subsidiary” means (a) each Subsidiary (i) that has consolidated total assets of more than $7,500,000 and (ii) of which securities or other ownership interests representing more than 80% of the equity or more than 80% of the ordinary voting power or more than 80% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, directly or indirectly, by the U.S. Borrower and (b) each Subsidiary in which Holdings and the U.S. Borrower have invested $25,000,000 or more.

“Subsidiary Guarantors” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as contemplated by Section 7.16.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(d) of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrowers or made available to the Administrative Agent by any such Lender, (b) with respect to any Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by the Revolving Credit Lenders in accordance with Section 2.22(e) of the Credit Agreement and (c) with respect to any Issuing Bank, the aggregate amount, if any, of participations in respect of any outstanding L/C Disbursement that shall not have been funded by the Revolving Credit Lenders in accordance with Sections 2.23(d) and 2.02(f) of the Credit Agreement.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee.     (a) Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations; provided, however, that the

4

guarantee of the Foreign Guarantors pursuant to this Section 2.01 shall be limited to the Foreign Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) (i) Notwithstanding any other provisions of this Article II or the Credit Agreement, the maximum liability of Luxco under this Section 2.01 and the Credit Agreement shall be limited so (x) that the maximum amount payable by Luxco under Section 2.01(a) in respect of Obligations owed by any Borrower which is not a subsidiary of Luxco (a “Luxco Non-subsidiary Secured Obligor”), shall at no time exceed the Maximum Amount (as defined in clause (ii) below) and (y) shall at all times be subject to clause (iii) below.

(ii) For purposes of this Section 2.01(b), “Maximum Amount” means an amount equal to the aggregate (without duplication) of (x) the aggregate principal amount of the outstanding intercompany loans made to Luxco or any Subsidiary which is on the Closing Date (or thereafter becomes) a subsidiary of Luxco by any Luxco Non-subsidiary Secured Obligor which have been funded directly or indirectly with a Borrowing under the Credit Agreement plus (y) an amount equal to 80% of the greater of (A) the sum of Luxco’s capitaux propres (own capital) and its dettes subordonnées (subordinated debt) (both as referred to in article 34 of the Luxembourg law of 19 December 2002 on the commercial register and annual accounts, as amended (the “Luxembourg Law of 2002”)) as reflected in Luxco’s then most recent annual financial statements approved by the competent organ of Luxco (as audited by its external auditor (réviseur d’entreprises), if required by law), (B) the sum of Luxco’s capitaux propres (own capital) and its dettes subordonnées (subordinated debt) (both as referred to in article 34 of the Luxembourg Law of 2002) as reflected in its filed financial statements as at the Closing Date, (C) the market value of the assets of Luxco as at the time that Luxco is required to make any payment pursuant to Section 2.01(a) less the Liabilities (as defined below) of Luxco as at such time and (D) the market value of the assets of Luxco as at the Closing Date less the Liabilities (as defined below) of Luxco as at the time that Luxco is required to make any payment pursuant to Section 2.01(a). For purposes of this Section 2.01(b)(ii), “Liabilities” means all existing liabilities (other than any liabilities owed to the direct or indirect shareholders of Luxco) incurred, from time to time, by Luxco and as reflected, from time to time, in the books of Luxco as well as provisions for liabilities which are made in the books of Luxco from time to time in accordance with applicable prudent management accounting rules. If the parties hereto fail to reach an agreement as to the market value of the assets of Luxco as referred to under Section 2.01(b)(ii)(y)(C) or (D) above, such market value shall be determined, at the sole cost of Luxco, by an external auditor (réviseur d’entreprises) appointed for this purpose by the Collateral Agent.

5

(iii) The obligations and liabilities of Luxco under Section 2.01(a) shall not include any obligation which, if incurred, would constitute a breach of the provisions on financial assistance as defined by article 49-6 of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended, to the extent such provision or an equivalent provision is applicable to Luxco.

(iv) For the avoidance of doubt, no limitations shall apply to Luxco’s obligations and liabilities under Section 2.01(a) in respect of any Obligations owed by Subsidiaries which are subsidiaries of Luxco.

SECTION 2.02. Guarantee of Payment.     Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of any Borrower or any other person.

SECTION 2.03. No Limitations, etc.     (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; (v) any law, regulation, decree or order of any jurisdiction or any other event, to the extent such Guarantor can lawfully waive application thereof; or (vi) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Collateral Agent and the other Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from

6

any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement.     Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation.     In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation; provided, however, that the aggregate amount to be paid by the Foreign Guarantors pursuant to this Section 2.05 shall not exceed the amount of Foreign Obligations then unpaid by the applicable Loan Party. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information.     Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

7

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge.     As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a) the shares of capital stock and other Equity Interests owned by such Grantor on the date hereof and listed on Schedule II and any other Equity Interests in a Significant Subsidiary or another Subsidiary which is a Guarantor hereunder obtained in the future by such Grantor and the certificates representing all such Equity Interests (collectively referred to herein as the “Pledged Stock”); provided that the Pledged Stock shall not include (i) insofar as they secure Domestic Obligations, more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary (it being understood and agreed that such limitation shall not apply insofar as any such Pledged Stock secures Foreign Obligations) and (ii) the Excluded Equity Interests; (b) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01; (c) subject to Section 3.06, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clause (a) or (b) above; (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clause (a), (b) or (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Collateral”).

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Collateral.     (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities that are represented in physical form; provided, however, that a Grantor shall not be required to deliver, or cause to be delivered, to the Collateral Agent such Pledged Securities that are represented in physical form in any Subsidiary if such Grantor’s ownership of the Equity Interests in such Subsidiary is 1% or less of the issued and outstanding Equity Interests in such Subsidiary.

(b) Upon delivery to the Collateral Agent, any certificate representing Pledged Securities shall be accompanied by undated stock powers duly executed in blank and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

8

SECTION 3.03. Representations, Warranties and Covenants.     The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests required to be pledged hereunder;

(b) the Pledged Stock has been duly and validly authorized and issued by the issuers thereof and is fully paid and nonassessable;

(c) except for the security interests granted hereunder (or otherwise permitted under the Credit Agreement), each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral (other than the Lien created by this Agreement and other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement) and (iv) subject to Section 3.06, will cause any and all Collateral, whether for value paid by the Grantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Collateral is and will continue to be freely transferable and assignable, and none of the Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors (i) has the power and authority to pledge the Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all persons whomsoever;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first-priority lien upon and security interest in such Pledged Security as security for the payment and performance of the Obligations;

9

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

(i) the Perfection Certificate (i) has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects and (ii) accurately sets forth the complete legal name of each Grantor; and

(j) each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest in the Collateral and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of such security interest and the filing of any financing statements or other documents in connection herewith or therewith.

SECTION 3.04. Limited Liability Company Interests and Limited Partnership Interests.     Each Grantor acknowledges and agrees that (i) each interest in any limited liability company or limited partnership controlled by such Grantor, pledged hereunder and not represented by a certificate, shall not be for purposes of this Agreement and the other Loan Documents a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC, and (ii) such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless such Grantor provides prior written notification to the Collateral Agent of such election and promptly delivers any such certificate to the Collateral Agent pursuant to the terms hereof.

SECTION 3.05. Registration in Nominee Name; Denominations.     The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion when an Event of Default has occurred and is continuing) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor that is the owner thereof. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest, etc.     (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section are being suspended (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under paragraph (g) or (h) of Article VII of the Credit Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of any Pledged Security

10

or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Security or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends or other distributions that would constitute Pledged Stock, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(ii) of this Section 3.06, then all rights of any Grantor to dividends or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(ii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends or other distributions. All dividends or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) of this Section 3.06 and that remain in such account.

11

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 3.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(ii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default.     Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to

12

assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and the Grantors hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

13

SECTION 5.02. Application of Proceeds.     The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, any Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed (subject to the first proviso to Section 3.01 and clause (B) of the first proviso to Section 4.01(a)) among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Securities Act, etc.     In view of the position of the Grantors in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral under

14

applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation.     In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), each Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the applicable Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the applicable Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation.     Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor on account of its guarantee under this Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the applicable Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth

15

of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination.     Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices.     All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the U.S. Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Security Interest Absolute.     All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Guarantor and Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor or Grantor in respect of the Obligations or this Agreement.

SECTION 7.03. Survival of Agreement.     All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect

16

representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or the aggregate L/C Exposure does not equal zero and so long as the Commitments have not expired or terminated.

SECTION 7.04. Binding Effect; Several Agreement.     This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.05. Successors and Assigns.     Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Collateral Agent’s Fees and Expenses; Indemnification.     (a) Each Guarantor and Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the preparation and administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Guarantor or Grantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor and Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by a

17

Borrower, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or (ii) result from a claim brought by a Borrower or any of its Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. To the extent permitted by law, no Guarantor or Grantor shall assert, and each Guarantor and Grantor hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07. Collateral Agent Appointed Attorney-in-Fact.     Each Guarantor hereby appoints the Collateral Agent the attorney-in-fact of such Guarantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default after notice to the relevant Guarantor, with full power of substitution either in the Collateral Agent’s name or in the name of such Guarantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any

18

property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Guarantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 7.08. Applicable Law.     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment.     (a) No failure or delay by the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL.     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.11. Severability.     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any

19

way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts.     This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.13. Headings.     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process.     (a) Each of Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrowers, Holdings or their respective properties in the courts of any jurisdiction.

(b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section 7.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

20

SECTION 7.15. Termination or Release.     (a) This Agreement, the Guarantees, the security interest in the Collateral and all other security interests granted hereby shall terminate when all the Loan Document Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the aggregate L/C Exposure has been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement and no payment of any amounts outstanding and due under any Hedging Agreement is in default.

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Subsidiary Guarantor shall be automatically released, in the event that all the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a person that is not Holdings, the U.S. Borrower or an Affiliate of any of the foregoing in accordance with the terms of the Credit Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not Holdings, the U.S. Borrower or an Affiliate of any of the foregoing, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released without any action on the part of the Collateral Agent.

(d) A Subsidiary Guarantor shall automatically be released from its Guarantee hereunder to the extent required by Section 5.09(a) of the Credit Agreement.

(e) In connection with any termination or release pursuant to the preceding paragraphs of this Section, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party.

SECTION 7.16. Additional Subsidiaries.     Pursuant to Section 5.09(a) of the Credit Agreement, certain Subsidiaries not originally party hereto may be required from time to time to enter into this Agreement. Upon the execution and delivery by the Collateral Agent and a Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor and, to the extent applicable, a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

[Remainder of this page intentionally left blank]

21

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CB RICHARD ELLIS SERVICES, INC.,

by	/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer
CB RICHARD ELLIS GROUP, INC.,

by	/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer
EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

by	/s/ Debera Fan
Name: Debera Fan
Title: Senior Vice President and Treasurer

[Signature Page to the CBRE Guarantee and Pledge Agreement]

CB RICHARD ELLIS LIMITED, a limited Company organized under the laws of England and Wales,

by	/s/ Philip Emburey
Name: Philip Emburey
Title: Director

by	/s/ Martin Lewis
Name: Martin Lewis
Title: Director
CB RICHARD ELLIS LIMITED, a corporation organized under the laws of the province of New Brunswick,

by	/s/ Jeffrey D. Cook
Name: Jeffrey D. Cook
Title: Vice President

[Signature Page to the CBRE Guarantee and Pledge Agreement]

IN WITNESS WHEREOF, the Australian Borrower and the New Zealand Borrower have duly executed this Agreement, as of the day and year first above written, solely with respect to Article VI of this Agreement.

CB RICHARD ELLIS PTY LTD, a company organized under the laws of Australia,

by	/s/ John Llewellyn Bell
Name: John Llewellyn Bell
Title: Director

by	/s/ Thomas Jackson Southern
Name: Thomas Jackson Southern
Title: Director
CB RICHARD ELLIS LIMITED, a company organized under the laws of New Zealand,

by	/s/ John Llewellyn Bell
Name: John Llewellyn Bell
Title: Director

by	/s/ Brent David McGregor
Name: Brent David McGregor
Title: Director

[Signature Page to the CBRE Guarantee and Pledge Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

by	/s/ Bill O’Daly
Name: Bill O’Daly
Title: Director

by	/s/ Christopher Reo Day
Name: Christopher Reo Day
Title: Associate

[Signature Page to the CBRE Guarantee and Pledge Agreement]

CB/TCC GLOBAL HOLDINGS LIMITED,

by	/s/ Philip Emburey
Name: Philip Emburey
Title: Director

by	/s/ Marcus Smith
Name: Marcus Smith
Title: Director
CBRE GLOBAL HOLDINGS, S.A.R.L.,

by	/s/ Laurence H. Midler
Name: Laurence H. Midler
Title: Type A manager
RELAM AMSTERDAM HOLDINGS B.V.,

by	/s/ R.H.L de Groot /s/ S.R. Lombert
Name: TMF Management B.V.
Title: Managing Director
TC HOUSTON, INC.,

by	/s/ Robert E. Sulentic
Name: Robert E. Sulentic
Title: Executive Vice President
TCCT REAL ESTATE, INC.,

by	/s/ Robert E. Sulentic
Name: Robert E. Sulentic
Title: Executive Vice President
TDCFW, INC.,

by	/s/ Robert E. Sulentic
Name: Robert E. Sulentic
Title: Executive Vice President

[Signature Page to the CBRE Guarantee and Pledge Agreement]

TRAMMELL CROW DEVELOPMENT & INVESTMENT, INC.,

by	/s/ Robert E. Sulentic
Name: Robert E. Sulentic
Title: President and Chief Executive Officer

[Signature Page to the CBRE Guarantee and Pledge Agreement]

Schedule I to

Guarantee and

Pledge Agreement

SUBSIDIARY GUARANTORS

CB HoldCo, Inc.

CB Richard Ellis Investors, Inc.

CB Richard Ellis Investors, L.L.C.

CB Richard Ellis, Inc.

CB/TCC Global Holdings Limited

CB/TCC Holdings LLC

CB/TCC, LLC

CBRE-Profi Acquisition Corp.

CBRE Capital Markets of Texas, LP

CBRE Capital Markets, Inc.

CBRE Government Services, LLC

CBRE Loan Services, Inc.

CBRE Technical Services, LLC

CBRE/LJM Mortgage Company, L.L.C.

HoldPar A

HoldPar B

Insignia/ESG Capital Corporation

TC Houston, Inc.

TCCT Real Estate, Inc.

TCDFW, Inc.

The Polacheck Company, Inc.

Trammell Crow Company

Trammell Crow Development & Investment, Inc.

Trammell Crow Services, Inc.

Vincent F. Martin, Jr., Inc.

Westmark Real Estate Acquisition Partnership, L.P.

GUARANTORS FOR FOREIGN OBLIGATIONS ONLY

CB Richard Ellis Limited (a corporation organized under the laws of England and Wales)

CB Richard Ellis Limited (a corporation organized under the laws of the province of New Brunswick)

CBRE Global Holdings SARL

RELAM Amsterdam Holdings B.V.

2

Schedule II to

Guarantee and

Pledge Agreement

DOMESTIC PLEDGED STOCK
Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Ownership Pledged
CB Richard Ellis Services, Inc.	P-2	CB Richard Ellis Group, Inc.	6,250 Series A Convertible Participating Preferred Stock	100%
CB Richard Ellis Services, Inc.	C-2	CB Richard Ellis Group, Inc.	11,493.896 Common Stock	100%
CB Richard Ellis, Inc.	3	CB HoldCo, Inc.	100 Capital Stock	100%
CB HoldCo, Inc.	V-2	CB/TCC, L.L.C.	100 Voting Common	100%
CB/TCC, L.L.C.	N/A	CB Richard Ellis Services, Inc.	N/A	85.08%
CB/TCC, L.L.C.	N/A	CB/TCC Global Holdings Limited	N/A	14.92%
CB Richard Ellis Investors, Inc.	4	CB Richard Ellis, Inc.	2,000 Common	100%
CBRE Capital Markets, Inc. (f/k/a CBRE Melody & Company and L. J. Melody & Company)	8	CB Richard Ellis, Inc.	10	100%
HoldPar A	N/A	Westmark Real Estate Acquisition Partnership, L.P.	N/A	99.966%
HoldPar A	N/A	HoldPar B	N/A	0.034%
Westmark Real Estate Acquisition Partnership, L.P.	N/A	CB Richard Ellis, Inc.	N/A	20.87%
Westmark Real Estate Acquisition Partnership, L.P.	N/A	Vincent F. Martin, Jr., Inc.	N/A	79.13%
HoldPar B	N/A	Westmark Real Estate Acquisition Partnership, L.P.	N/A	99.999%
HoldPar B	N/A	HoldPar A	N/A	0.001%
CB Richard Ellis Investors, L.L.C.	N/A	HoldPar A	N/A	79.13%
CB Richard Ellis Investors, L.L.C.	N/A	HoldPar B	N/A	20.87%
CBRE Technical Services, L.L.C.	N/A	CB Richard Ellis, Inc.	N/A	100%
CBRE Capital Markets of Texas, LP (f/k/a CBRE Melody	N/A	CBRE/LJM Mortgage Company, L.L.C.	N/A	0.01%

of Texas, LP and L.J. Melody & Company of Texas, LP)
The Polacheck Company, Inc.	107	CB Richard Ellis, Inc.	11,683 Common	100%
The Polacheck Company, Inc.	108	CB Richard Ellis, Inc.	393 Preferred Stock	100%
Vincent F. Martin, Jr., Inc.	2	CB Richard Ellis, Inc.	1,000	100%
CB/TCC Holdings LLC	N/A	CB Richard Ellis Services, Inc.	N/A	100%

2

FOREIGN PLEDGED STOCK
Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Ownership Pledged
Noble Gibbons Limited	12	CB Richard Ellis, Inc.	6,500 Ordinary Shares	65%
CBRE Luxemburg Holdings, S.A.R.L.	N/A	CB Richard Ellis, Inc.	N/A	65%
CB Richard Ellis Registrars Ltd.	N/A	CB Richard Ellis, Inc.	N/A	65%
CBRE Finance Europe LLP	N/A	CB Richard Ellis Services, Inc. / CB Richard Ellis , Inc.	N/A	65%
CB/TCC Global Holdings Limited	1	CB Richard Ellis Services, Inc.	2 Ordinary Shares	20%
CB/TCC Global Holdings Limited	2	CB Richard Ellis Services, Inc.	8 Ordinary Shares	80%
CB Richard Ellis Limited	23	CB Richard Ellis Services, Inc.	5,200,000	65%

3

Exhibit A to the

Guarantee and

Pledge Agreement

SUPPLEMENT NO. [    ] (this “Supplement”) dated as of [    ], to the Guarantee and Pledge Agreement dated as of November 10, 2010 (the “Guarantee and Pledge Agreement”), among CB RICHARD ELLIS SERVICES, INC., a Delaware corporation (the “U.S. Borrower”), CB RICHARD ELLIS GROUP, INC., a Delaware corporation (“Holdings”), the Subsidiaries of the U.S. Borrower from time to time party thereto (the “Subsidiary Guarantors” and, together with the U.S. Borrower and Holdings, the “Grantors”) and CREDIT SUISSE AG (“Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A.   Reference is made to the Credit Agreement dated as of November 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower, CB Richard Ellis Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CB Richard Ellis Limited, a corporation organized under the laws of the province of New Brunswick (the “Canadian Borrower”), CB Richard Ellis Pty Ltd, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CB Richard Ellis Limited, a company organized under the laws of New Zealand (the “New Zealand Borrower”), Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

B.   Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee and Pledge Agreement and the Credit Agreement.

C.   The Grantors have entered into the Guarantee and Pledge Agreement in consideration of, among other things, Loans made and Letters of Credit issued under the Credit Agreement. Section 7.16 of the Guarantee and Pledge Agreement provides that additional Subsidiaries of the U.S. Borrower may become Subsidiary Guarantors and Grantors under the Guarantee and Pledge Agreement by the execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Loan Party”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Loan Party agree as follows:

SECTION 1.   In accordance with Section 7.16 of the Guarantee and Pledge Agreement, the New Loan Party by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Pledge Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Loan Party hereby (a) agrees to all the terms and provisions of the Guarantee and Pledge Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Loan Party, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Loan Party’s right, title and interest in and to the Collateral (as defined in the Guarantee and Pledge Agreement) of the New Loan Party. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Pledge Agreement shall be deemed to include the New Loan Party. The Guarantee and Pledge Agreement is hereby incorporated herein by reference.

SECTION 2.   The New Loan Party represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.   This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Loan Party and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.   The New Loan Party hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all Equity Interests now owned by the New Loan Party and (b) set forth under its signature hereto, is the true and correct legal name of the New Loan Party and its jurisdiction of organization.

SECTION 5.   Except as expressly supplemented hereby, the Guarantee and Pledge Agreement shall remain in full force and effect.

SECTION 6.   THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Pledge Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.    All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Pledge Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Loan Party shall be given to it in care of the U.S. Borrower as provided in Section 9.01 of the Credit Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the New Loan Party and the Collateral Agent have duly executed this Supplement to the Guarantee and Pledge Agreement as of the day and year first above written.

[NAME OF NEW LOAN PARTY]

by

Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

by

Name:
Title:

by

Name:
Title:

Exhibit B to the

Guarantee and

Pledge Agreement

FORM OF

PERFECTION CERTIFICATE

PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of November 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CB Richard Ellis Services, Inc., a Delaware corporation (the “U.S. Borrower”), CB Richard Ellis Limited, a limited company organized under the laws of England and Wales (the “U.K. Borrower”), CB Richard Ellis Limited, a corporation organized under the laws of the province of New Brunswick, (the “Canadian Borrower”), CB Richard Ellis Pty Ltd, a company organized under the laws of Australia and registered in New South Wales (the “Australian Borrower”), CB Richard Ellis Limited, a company organized under the laws of New Zealand (the “New Zealand Borrower”), CB Richard Ellis Group, Inc., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Guarantee and Pledge Agreement referred to therein, as applicable.

The undersigned, a Responsible Officer of Holdings, hereby certifies to the Administrative Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation or organization, appears on Schedule 1A.

(b) Set forth on Schedule 1B is each other legal name each Grantor has had in the past five years, together with the date of the relevant change.

(c) Except as set forth in Schedule 1C, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1C the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) Set forth on Schedule 1D is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization.

(e) Set forth on Schedule 1E is the Federal Taxpayer Identification Number of each Grantor: [Only necessary for filing in North Dakota and South Dakota.]

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name on Schedule 2A.

(b) Set forth on Schedule 2B opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”).

(c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name on Schedule 2C.

3. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to each Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

4. UCC Filings. Financing statements in substantially the form of Schedule 4 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located.

5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 4 above, each filing and the filing office in which such filing is to be made.

6. Stock Ownership and other Equity Interests. Attached hereto as Schedule 6 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest owned by each Grantor that are required to be pledged under the Guarantee and Pledge Agreement and the issuer of such stock, partnership interests, membership interests or other equity interests.

2

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [            ] day of [            ], 2010.

CB RICHARD ELLIS GROUP, INC.,

By
Name:
	Title:	Responsible Officer

SCHEDULE 1A

Exact Legal Name of Each Grantor

SCHEDULE 1B

Other Legal Names Within the Past Five Years With Date of Relevant Change

SCHEDULE 1C

Changes in Identity or Corporate Structure Within the Past Five Years

SCHEDULE 1D

Organizational Identification Number

Grantor	Organizational Identification Number

SCHEDULE 1E

Federal Taxpayer Identification Number of Each Grantor

Grantor	Federal Taxpayer Identification Number

SCHEDULE 2A

Chief Executive Office of Each Grantor

Grantor	Mailing Address	County	State

SCHEDULE 2B

Locations of Books or Records Relating to any Accounts Receivable

Grantor	Mailing Address	County	State

SCHEDULE 2C

Jurisdiction of Formation of Each Grantor

Grantor	Jurisdiction of Formation

SCHEDULE 4

UCC Financing Statements

SCHEDULE 5

UCC Filings and Filing Offices

Debtor	Secured Party	Filing Office	Collateral Description

SCHEDULE 6

Stock Ownership and Equity Interests

Issuer	Number of Certificate (if applicable)	Registered Owner	Number and Class of Shares	Percentage of Ownership Pledged